UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 03, 2004 (Date of earliest event reported)
Finisar Corporation (Exact name of registrant as specified in its charter)
DE (State or other jurisdiction of incorporation)	000-27999 (Commission File Number)	94-3038428 (IRS Employer Indentification Number)
	1308 Moffett Park Drive (Address of principal executive offices)	94089-1133 (Zip Code)
Registrant's telephone number, including area code: 408-548-1000

Item 7. Financial Statements and Exhibits
(c) Exhibits

Financial Results for Fourth Quarter and Fiscal Year Ended April 30, 2004

99.1       Press Release of Finisar Corporation dated June 03, 2004

Item 12. Results of Operations and Financial Condition

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying Exhibit shall not be deemed to be incorporated by reference into any filing with the SEC made by Finisar Corporation whether before or after the date hereof, regardless of any general incorporation language contained in such filing.

On June 3, 2004, the Company announced financial results for the quarter and fiscal year ended April 30, 2004. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company provides in the press release certain non-GAAP financial measures. As used herein, "GAAP" refers to accounting principles generally accepted in the United States. These non-GAAP financial measures exclude from the directly comparable GAAP measures a number of non-cash and cash charges described in the press release. As required by Regulation G, the press release contains a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures. The Company believes the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company's business, excluding certain items that would normally be included in the most directly comparable GAAP financial measure. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 03, 2004	FINISAR CORPORATION By: /s/ Stephen K. Workman Stephen K. Workman Chief Financial Officer